INSTRUCTION FORM
             FOR SHARES HELD BY BROKERS, DEALERS, COMMERCIAL BANKS,
                       TRUST COMPANIES AND OTHER NOMINEES.

                        Instructions For Tender Of Shares
                        of First Federal Bancshares, Inc.

         Please tender to First Federal Bancshares, Inc., on (our) (my) behalf, the number of shares indicated below, which are beneficially owned by (us) (me) and registered in your name, upon terms and subject to the conditions contained in the Offer to Purchase of First Federal Bancshares dated April 16, 2004, and the related Letter of Transmittal, the receipt of both of which is acknowledged.

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(1) Number of shares tendered

The undersigned hereby instruct(s) you to tender to First Federal Bancshares the number of shares indicated below, at the price per share indicated below, pursuant to the terms and subject to the conditions of the Offer.

 Aggregate number of shares to be tendered by you for us:                                            shares
                                                               -------------------------------------
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(2)  Price (in dollars) per share at which shares are being tendered
     (see Instruction 5 on the Letter of Transmittal)

                                                      CHECK ONLY ONE BOX
                If more than one box is checked, or if no box is checked, there is no valid tender of shares.

                                Option 1: Shares Tendered At Price Determined By Dutch Auction

[ ]  I want to maximize the chance of having First Federal Bancshares purchase all of the shares I am tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price selection boxes below, I hereby tender my shares at the purchase price resulting from the Dutch auction tender process. I acknowledge that this action will result in me receiving a price per share that could be as low as $31.00 or as high as $34.00 and could contribute to lowering the purchase price ultimately selected by First Federal Bancshares.

                                                              OR

                                  Option 2: Shares Tendered At Price Selected By Stockholder

By checking one of the boxes below instead of the box above, I hereby tender shares at the price checked. I acknowledge that this action could result in none of the shares being purchased if the purchase price for shares is less than the price checked. (Stockholders who wish to tender shares at more than one price must complete a separate letter for each price at which shares are tendered.)


   [ ] $31.00     [ ] $31.50    [ ] $32.00      [ ] $32.50      [ ] $33.00      [ ] $33.50      [ ] $34.00


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(3)  Odd lots
     (see Instruction 9 on the Letter of Transmittal)

[ ]  Check here ONLY if you were the beneficial owner as of the close of business on April 16, 2004, and continue to be the beneficial owner as of the expiration date, of an aggregate of fewer than 100 shares, all of which are being tendered.


                                       ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED
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(4)  Conditional tender
     (See Section 6 in the Offer to Purchase)

You may condition the tender of your shares upon the purchase by First Federal Bancshares of a specified minimum number of the shares you tendered. Unless at least the minimum number of shares tendered by you is purchased by First Federal
Bancshares, none of the shares tendered hereby will be purchased. You are urged to consult your tax advisor. Unless this box has been completed by specifying a minimum number of shares, the tender will be deemed unconditional.

[ ]  Check here and complete the following if your tender is conditional on First Federal Bancshares purchasing all or a minimum number of your tendered shares.

Minimum number of shares that must be purchased, if any are purchased:                                     shares
                                                                       ----------------------------------

If, because of proration, the minimum number of shares designated will not be purchased, First Federal Bancshares may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your shares.

[ ]   Check here if you are tendering all of the shares you own.

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     The method of delivery of this document is at the option and risk of the tendering stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure delivery.

     The Board of Directors of First Federal Bancshares has unanimously approved the offer. Neither First Federal Bancshares nor its Board of Directors, however, makes any recommendation to any stockholder as to whether to tender all or any shares. Directors, officers and employees of First Federal Bancshares who own shares may participate in this offer on the same basis as our other stockholders. Each stockholder must make his or her own decision as to whether to tender shares and, if so, how many to tender.

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(5)  Signatures

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Signature                                                      Signature

--------------------------------------------------------       --------------------------------------------------------
Name (please print)                                            Name (please print)

Date:                                                          Date:
     ---------------------------------------------------             --------------------------------------------------

Address:
        ------------------------------------------------       --------------------------------------------------------
                                                               Area code and telephone number

--------------------------------------------------------       --------------------------------------------------------
City                  State                   ZIP              Social Security Number or Employer Identification
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          IMPORTANT: STOCKHOLDERS ARE ENCOURAGED TO RETURN A COMPLETED
                SUBSTITUTE FORM W-9 WITH THEIR INSTRUCTION FORM.